Exhibit 10.1
TELOS CORPORATION
NOTICE OF GRANT OF OPTION
Notice of Grant (“Grant Notice”) is hereby given of the following grant of an Option (the “Award”) to purchase Shares of Common Stock of Telos Corporation (the “Company” or “Telos”):
Award Recipient:        [NAME]
Grant Date:            [DATE]
Number of Shares:        [NUMBER] Shares
Option Price:            [PRICE] per Share
Vesting Schedule:    [VESTING SCHEDULE]
Type of Option:    [Non-Qualified Option/Incentive Stock Option]
The Award Recipient understands and agrees that the Award in all respects is granted subject to and in accordance with: (i) the Option Agreement (“Agreement”), Exhibit A; and (ii) the 2016 Omnibus Long-Term Incentive Plan, as amended (the “Plan”), Exhibit B, and, by accepting the Award through the signature below, the Award Recipient acknowledges receipt of and agrees to be bound by the terms of this Grant Notice and its Exhibits. All capitalized terms in this Grant Notice shall have the meaning assigned to them in this Grant Notice or the Award Agreement.
Nothing in the Award Agreement: (i) modifies the Award Recipient’s status as an at-will employee of the Company or the terms of any employment, consulting, or advisory agreement between the Award Recipient and the Company (if applicable), or (ii) guarantees the Award Recipient’s continued Service for any specified period of time. This means that either the Award Recipient or the Company may terminate the Award Recipient’s Service at any time for any reason, or no reason, as permitted by law, subject to the terms of any employment, consulting, or advisory agreement between the Award Recipient and the Company (if applicable). The Award Recipient recognizes that, for instance, the Award Recipient may terminate the Award Recipient’s Service or the Company may terminate the Award Recipient’s Service prior to the date or dates on which the Option under the Award Agreement vests.
TELOS CORPORATION                AWARD RECIPIENT

John B. Wood                        [NAME]
Chairman & CEO
                            ______________________________
                            Date

EXHIBIT A

OPTION AGREEMENT

RECITALS

A.    The Telos Board of Directors has adopted and approved the Telos Corporation 2016 Omnibus Long-Term Incentive Plan, as amended (the “Plan”). The purpose of the Plan is to enhance the Company’s and its subsidiaries’ ability to attract and retain highly qualified directors, officers, key employees, and other persons and to motivate such persons to serve the Company and its subsidiaries and to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

B.    The Award Recipient specified in the Grant Notice (the “Award Recipient”) is to render valuable services to the Company (or a Subsidiary Affiliate of the Company), and this Agreement is intended to carry out the purposes of the Plan in connection with the Company’s grant of the Option to the Award Recipient.

C.    All capitalized terms in this Option Agreement (this “Agreement”) shall have the meaning assigned to them in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1.GRANT OF OPTION. The Company hereby grants to the Award Recipient, effective as of the Grant Date specified in the Grant Notice, the Option to purchase the number of Shares specified in the Grant Notice to which this Agreement is attached as Exhibit A (the “Grant Notice”).
2.VESTING; TERMINATION OF SERVICE. The Option, subject to the other terms and conditions set forth herein, shall become vested and exercisable if the Award Recipient remains in continuous Service through each vesting date specified in the Grant Notice. Upon termination of the Award Recipient’s Service, the portion of the Option that has not yet vested shall be forfeited on the date of termination, unless otherwise specified by the terms of this Agreement, any employment, consulting, or advisory agreement or any severance agreement in place or negotiated and finalized between the Award Recipient and the Company. Except as otherwise provided in the Grant Notice or this Agreement, Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Award Recipient to any proportionate vesting of any outstanding and otherwise unvested portion of the Award, or avoid or mitigate a termination of rights and benefits upon or following a termination of Service.
3.LIMITATION ON EXERCISE OF OPTION. The Option, to the extent exercisable, may be exercised at any time on or before 5:00 p.m. Eastern Time on the tenth anniversary of the Grant Date (the “Termination Date”) or the earlier termination of the Option. The Option may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. The Option may be exercised only in multiples of whole Shares; no fractional Shares shall be issued upon exercise of the Option.
4.METHOD OF EXERCISE. The Option, to the extent exercisable, may be exercised by the Award Recipient’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Board or the Committee, as the case may be. Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award, unless the Award Recipient’s tax withholding obligations are satisfied in accordance with Section 12. To pay the Option Price, the Award Recipient may elect whether the Award Recipient will (i) deliver a personal check to the Company no later than three (3) days following exercise of the Option; (ii) authorize the Company to deduct from the Award Recipient’s immediately subsequent paycheck following exercise of the Option; (iii) authorize the Company to withhold Shares otherwise issuable to the Award Recipient; (iv) deliver to the Company Shares already owned by the Award Recipient; (v) authorize a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through the Company’s designated stock plan administrator or other broker-dealer; or any combination of the above.
5.DELIVERY OF SHARES. Promptly after the exercise of the Option by the Award Recipient and the payment in full of the Option Price, the Company shall issue the Award Recipient (or the Company’s designated stock plan administrator with the Award Recipient named as beneficial holder) the Shares purchased upon such exercise. Upon issuance of the Shares, the Company may deliver the Shares electronically to the Company’s designated stock plan administrator or other broker-dealer or may retain the Shares in uncertificated book-entry form. The Award Recipient or any other person entitled under the Plan to receive a payment of Shares shall deliver to the Company any representations or other documents or assurances required by the Plan or otherwise reasonably requested by the Company.
6.RIGHTS OF OPTION HOLDER. The Award Recipient shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered by the Option are fully paid and issued to the Award Recipient. Except as provided in Section 17 of the Plan, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
7.TERM. Except as otherwise specified in Section 8.12 of the Plan, the Option granted under this Agreement shall terminate, and all rights to purchase Shares hereunder shall cease, at 5:01 p.m. Eastern Time on the Termination Date or the earlier termination of the Option.

8.INCENTIVE STOCK OPTIONS. The following terms apply if the Option is intended to be an Incentive Stock Option as specified in the Grant Notice.
(a) The Option is intended to qualify as an “incentive stock option” under Section 422 of the Code, to the fullest extent permitted by Section 422 of the Code, and this Agreement is to be construed accordingly. The Company does not, however, warrant any particular tax consequences of the Option. Section 422 of the Code provides limitations, not set forth in this Agreement, respecting the treatment of the Option as an Incentive Stock Option. The Award Recipient should consult with a personal tax advisor in this regard.

(b) Pursuant to Section 422(d) of the Code, the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which all Incentive Stock Options first become exercisable by the Award Recipient in any calendar year under the Plan or any other plan of the Company (and its parent and subsidiary corporations, within the meaning of Sections 424(e) and (f) of the Code) may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that the aggregate Fair Market Value exceeds $100,000 or other applicable amount in any calendar year, the excess will be treated as a Non-Qualified Option with respect to the amount of aggregate Fair Market Value that exceeds the limit under Section 422(d) of the Code. For this purpose, the Shares subject to the Incentive Stock Option will be taken into account in the order in which they were granted. In this case, the Company may designate the Shares that are to be treated as Shares acquired pursuant to the exercise of an Incentive Stock Option and the Shares that are to be treated as Shares acquired pursuant to a Non-Qualified Option by issuing separate certificates for the Shares and identifying the certificates in the stock transfer records of the Company.

(c) Notwithstanding anything in this Agreement or the Grant Notice to the contrary, if the Award Recipient owns, directly or indirectly through attribution, Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries (within the meaning of Section 424(f) of the Code) on the Grant Date, then the Option Price is the greater of (i) the Option Price specified in the Grant Notice or (i) 110% of the Fair Market Value of the Shares on the Grant Date, and the Termination Date is the fifth anniversary of the Grant Date.

(d) If the Award Recipient makes a disposition (as that term is defined in Section 424(c) of the Code) of any Shares acquired upon exercise of the Incentive Stock Option within two years after the Grant Date or within one year after the Shares are transferred to the Award Recipient, the Award Recipient shall notify the Company of the disposition in writing within 30 days of the disposition. The Board and/or Committee may, in its discretion, take reasonable steps to ensure notification of dispositions, including but not limited to requiring that Shares acquired upon exercise of the Option be held in an account with a broker-dealer designated by the Company until they are sold.

9.RESTRICTIONS ON TRANSFERABILITY. Except as provided in Section 8.11 of the Plan, no Option granted hereunder may be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.
10.CORPORATE TRANSACTION.
(a) In the event of any Corporate Transaction or Change in Control, the Option, to the extent not otherwise vested, shall automatically vest in full.

(b) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

11.ADJUSTMENT IN SHARES. Should any change be made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to the number and/or class of securities subject to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.
12.COMPLIANCE WITH LAWS; TAX WITHHOLDING.
(a) The Award Recipient agrees that the Award Recipient is acquiring the Shares issued upon exercise of the Option for investment purposes and not with a view to the resale or distribution thereof, that the Company may withhold from the Award Recipient any tax which it believes is required to be withheld with respect to any benefit under the Plan or this Agreement, and that the Award Recipient will make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax withholding requirements or like requirements. The Company may permit the Award Recipient to elect, on a tax withholding election form provided by the Company, whether the Award Recipient will (i) deliver a personal check to the Company no later than three (3) days following exercise of the Option; (ii) authorize the Company to deduct from the Award Recipient’s immediately subsequent paycheck following exercise of the Option; (iii) authorize the Company to withhold Shares otherwise issuable to the Award Recipient; (iv) deliver to the Company Shares already owned by the Award Recipient; or (v) authorize a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through the Company’s designated stock plan administrator or other broker-dealer, in all cases in an amount to satisfy the minimum amount of income and employment tax withholding required (if applicable) upon the exercise date. Shares so delivered or withheld may have an aggregate Fair Market Value up to the maximum amount allowed for equity instruments for financial accounting purposes. The grant of the Option shall be subject to compliance by the Company and the Award Recipient with all applicable requirements of law relating thereto.

(b) Except for such withholding obligations of the Company (if applicable), the Award Recipient shall be solely responsible for any and all tax liability arising with respect to the Award or any payment in respect thereof.

(c) The Award Recipient is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Award Recipient may determine is needed or appropriate with respect to the Award (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award and any shares that may be acquired upon payment of the Award). Neither the Company nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award.

13.SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Award Recipient, and the legal representatives, heirs and legatees of the Award Recipient’s estate.
14.NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices and to the attention of the General Counsel. Any notice required to be given or delivered to the Award Recipient shall be in writing and addressed to the Award Recipient at the address indicated on the Company’s books and records. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
15.CONSTRUCTION. This Agreement and the Award are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Committee and/or the Board with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.
16.THE PLAN. The Award and the rights of the Award Recipient under this Agreement are subject to the terms and conditions of the provisions of the Plan, which are incorporated into this Agreement by this reference. The Award Recipient agrees to be bound by the terms of the Plan and this Agreement. The Award Recipient acknowledges having read and understood the Plan and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority to the Board and/or the Committee do not and shall not be deemed to create any rights in the Award Recipient unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board and/or the Committee so conferred by appropriate Board and/or Committee action under the Plan after the date hereof.
17.ENTIRE AGREEMENT. This Agreement, the Grant Notice, and the Plan, together, constitute the entire agreement and supersede in their entirety all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan may be amended pursuant to Section 5.3 of the Plan. This Agreement may be amended by the Board from time to time. Any such amendment must be in writing and signed by the Company. Any such amendment that materially and adversely affects the Award Recipient’s rights under this Agreement requires the consent of the Award Recipient in order to be effective with respect to the Award. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Award Recipient hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
18.GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Maryland without resort to that state’s conflict-of-laws rules or principles.
19.BOARD APPROVAL. If the Shares covered by this Agreement exceed, as of the Grant Date, the number of Shares which may be issued under the Plan as last approved by the Board and, as applicable, the stockholders of the Company, then this Award shall be void with respect to such excess shares, unless Board and, as applicable, stockholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan. If Shares covered by this Agreement are granted prior to any required approval of the Plan by the Board and, as applicable, the stockholders of the Company, any such grant shall be subject to the condition subsequent of such Board and/or stockholder approval but shall be deemed effective as of the Grant Date as listed in the Grant Notice.
20.CLAWBACK POLICY. The Option subject to this Agreement is subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Option or any Shares other cash or property received with respect to the Option (including any value received from a disposition of the Shares acquired upon exercise of the Option).

EXHIBIT B
THE PLAN (INCLUDING AMENDMENTS)